UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2011

FRANKLIN FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its new charter)

Pennsylvania	0-12126	25-1440803
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

20 South Main Street, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation  (the “Company”) held its annual meeting of shareholders on April 26, 2011.  The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of four Directors to Class A for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
G. Warren Elliott	2,079,598	112,402	794,628
Stanley J. Kerlin	2,086,112	105,888	794,628
William E. Snell, Jr.	2,111,228	80,772	794,628
Martha B. Walker	2,064,554	127,446	794,628

Messrs. Elliot, Kerlin, Snell and Ms. Walker were elected.

Proposal 2 – Advisory Vote on Compensation Paid to Named Executive Officers (Say-On-Pay)

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,997,115	141,749	53,136	794,628

Proposal 3 – Advisory Vote on Frequency of  Say-On-Pay Vote (Say-On-Frequency)

Annual	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
1,932,947	94,077	82,316	82,600	794,628

Based upon a recommendation of the Board of Directors and the results of the shareholder vote on Proposal 3, the Company will conduct a shareholder advisory vote on executive compensation annually.

Proposal 4 – Ratification of the selection of ParenteBeard LLC, as the independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,718,147	66,073	45,223	141,669

The selection of ParenteBeard LLC was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

/s/ William E. Snell, Jr.
William E. Snell, Jr., President
and Chief Executive Officer

Dated: April 29, 2011